Exhibit 99.1

RH ANNOUNCES LEADERSHIP CHANGES AND PROMOTIONS

CORTE MADERA, Calif.—(BUSINESS WIRE)—November 8, 2021—RH (NYSE: RH) announced today the following leadership changes in the attached letter from the Company’s Chairman & CEO Gary Friedman.

To Our People, Partners, and Shareholders,

DeMonty Price, President, Chief Operating, Service and Values Officer, has informed the Company of his plans to retire from RH to spend time with his family, effective January 29, 2022, the end of the fiscal year.

During his 19-year career at RH, DeMonty has been a tremendous leader of our cause, a fierce advocate of our values, and played a critical role shaping our culture while building one of the most admired brands in our industry. During our twenty-four years working together at both RH and Williams-Sonoma, DP has been a great partner, a dear friend, and someone I will always call my brother. DeMonty will continue to be an inspiration to all of us at RH, and his bright light will forever be reflecting throughout our organization.

The entire RH team stands in applause while wishing DP and his family much love and happiness in this next chapter of their lives.

DeMonty’s responsibilities will be transitioned to the following leaders:

Stefan Duban, Senior Vice President & Chief Gallery Officer is being promoted to Chief Gallery & Customer Officer of RH, and will be responsible for the Global Operations of the Company’s Galleries, Interior Design, Hospitality, Trade, Contract, Outlet and Gallery Optimization Teams. Stefan is in his 22nd year at RH, and began his career as a part time sales associate in our Thousand Oaks, CA Gallery. He has held the positions of Gallery Leader, Vice President of Home Delivery, Vice President and Regional Field Leader, and most recently, Chief Gallery Officer of RH.

Fernando Garcia, who joined RH as President of Home Delivery in the Spring of 2019 and assumed responsibility for the Company’s Distribution Centers, Logistics and Transportation in November of that year, is being promoted to Chief Supply Chain Officer and President of Home Delivery. Fernando will continue to lead the Global Operations of the Company’s Distribution Centers, Home Delivery, and Transportation Teams. Prior to RH, Fernando was President & CEO of FGO Logistics, a home delivery business he founded in 2006, growing the company to an organization with over 550 trucks delivering to homes across 31 states, and serving companies such as RH, Home Depot, Best Buy, Crate & Barrel, Ashley and other national firms. Fernando sold FGO in 2019 in order to join RH.

Sandy Pilon, Chief People Officer will continue in her current role while reassuming responsibility for the Global Operations of the Company’s Customer Delight Centers and will be responsible for leading our Company’s values. Sandy’s new title will be Chief People & Values Officer of RH. Sandy is a 13-year member of Team RH, beginning her career as a District Field Leader in 2008. She has held the positions of District Field Leader, Regional Field Leader, Vice President and Field Leader of the Western States, Senior Vice President of Customer Delight, and most recently Chief People Officer.

In their new roles Stefan, Fernando, and Sandy with report directly to me.

All of us on Team RH congratulate Stefan, Sandy, and Fernando for their well-deserved promotions, and wish them continued success leading our cause.

Carpe Diem,

Gary

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTEEN.com and Waterworks.com.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning the leaders who are assuming the responsibilities previously performed by DeMonty Price and the scope of responsibilities and titles of such leaders. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks and uncertainties relating to the global outbreak of the COVID-19 virus including the Delta variant of such virus and any ongoing impact on our business related to the virus; risks related to our dependence on key personnel and any changes in our ability to retain key personnel; risks related to the successful implementation of our growth strategy; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy including our real estate transformation and the number of new Gallery locations that we seek to open and the timing of the openings; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the housing market as well as the impact of economic conditions on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

CONTACTS

PRESS CONTACT

Celine Polintan, truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com